EXHIBIT 4



                   LINDA'S FLAME ROASTED CHICKEN INCORPORATED
                                STOCK OPTION PLAN


1.       Purpose of the Stock Option Plan

     Linda's Flame Roasted Chicken Incorporated (the "Corporation") desires to attract and retain the best available talent and to encourage the highest level of performance. The Stock Option Plan (the "Stock Option Plan") is intended to contribute significantly to the attainment of these objectives, by (i) providing long-term incentives and rewards to all key employees of the Corporation (including officers and directors who are key employees of the Corporation and also including key employees of any subsidiary of the Corporation which may include officers or directors of any subsidiary of the Corporation who are also key employees of said subsidiary), including officers, directors, advisors and independent consultants to the Corporation or to any of its subsidiaries (together, "Eligible Individuals"), who are contributing or in a position to contribute to the long-term success and growth of the Corporation or of any subsidiary, (ii) assisting the Corporation and any subsidiary in attracting and retaining Eligible Individuals with experience and ability and (iii) associating more closely the interests of such Eligible Individuals with those of the Corporation's stockholders.

2.       Scope and Duration of the Stock Option Plan

     Under the Stock Option Plan, options ("Options") to purchase Class A common stock, par value $0.001 per share ("Common Stock"), may be granted to Eligible Individuals. Options granted to employees (including officers and directors who are employees) of the Corporation or a subsidiary corporation thereof, may, at the time of grant, be designated by the Corporation's Board of Directors as incentive stock options ("ISOs"), with the attendant tax benefits as provided for under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code") (options not designated as ISOs are referred to as Non Qualified Stock Option or "NQSOs"). The aggregate number of shares of Common Stock reserved for grant from time to time under the Stock Option Plan is 130,000 shares of Common Stock which shares of Common Stock may be authorized but unissued shares of Common or shares of Common Stock which shall have been or which may be reacquired by the Corporation, as the Board of Directors of the Corporation shall from time to time determine. Such aggregate numbers shall be subject to adjustment as provided in Paragraph 11. The total number of shares purchasable upon exercise of NQSOs granted under the Stock Option Plan will not exceed 50,000 shares. If an Option shall expire or terminate for any reason without having been exercised in full, the shares of Common Stock represented by the portion thereof not so exercised or surrendered shall (unless the Stock Option Plan shall have been terminated) become available for other options under the Stock Option Plan. Subject to Paragraph 13, no Option shall be granted under the Stock Option Plan after February ___, 2004. The grant of an Option and/or a Right is sometimes referred to herein as an Award thereof.

3.       Administration of the Stock Option Plan

     This Stock Option Plan will be administered by the Board of Directors of the Corporation (the "Board of Directors").

     The Board of Directors shall have authority in its discretion, subject to and not inconsistent with the express provisions of the Stock Option Plan, to direct the grant of Options, to determine the purchase price of the Common Stock covered by each Option, the Eligible Individuals to whom, and the time or times at which, Options shall be granted and, subject to the limits set forth in paragraph 4 hereof, the number of shares of Common Stock to be covered by each Option; to designate Options as ISOs; to interpret the Stock Option Plan; to determine the time or times at which Options may be exercised; to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities and Exchange Act of 1934; to determine the terms and provisions of and to cause the Corporation to enter into, agreements with Eligible Individuals in connection with (Awards) Options granted under the Stock Option Plan (the "Agreements"), which Agreements may vary from one another as the Board of Directors shall deem appropriate; and to make all other determinations it may deem necessary or advisable for the administration of the Stock Option Plan.

     The Board of Directors may by resolution, but need not, empower a committee (the "Committee") of two or more directors, all of whom shall be disinterested persons as hereinafter defined), to administer the Stock Option Plan and may similarly withdraw such power from the Committee. Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all of the powers of the Board of Directors under the Stock Option Plan, other than the power to appoint a director to committee membership. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by a majority of the members of the Committee.

     Every action, decision, interpretation or determination by the Board of Directors with respect to the application or administration of this Stock Option Plan shall be final and binding upon the Corporation and each person holding any Option granted under this Stock Option Plan.

4.       Eligibility:  Factors to be Considered in Granting
         Options and Designating ISOs (Awards).

     (a) Options may be granted only to (i) key employees (including officers and directors who are employees) of the Corporation or any subsidiary corporation thereof on the date of grant (Options so granted may be designated as ISOs) and (ii) directors or officers of the Corporation or a subsidiary corporation thereof on the date of grant, without regard to whether they are employees, and (iii) consultants or advisers to or agents or independent representatives of the Corporation or a subsidiary thereof. In determining the persons to whom Options (Awards) shall be granted and the number of shares of Common Stock to be covered by each Award, the Board of Directors shall take into account the nature of the duties of the respective persons, their present and potential contributions to the Corporation's (including subsidiaries) successful operation and such other facts as the Board of Directors in its discretion shall deem relevant. Subject to the provisions of Paragraph 2, an Eligible Individual may receive Options (Awards) on more than one occasion under the Stock Option Plan. No person shall be eligible for an Option grant if he shall have filed with the Secretary of the Corporation an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Corporation an instrument of revocation, which revocation will be effective upon such filing.

     (b) In the case of each ISO granted to an employee, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock with respect to which the ISO is exercisable for the first time by such employee during any calendar year (under all plans of the Corporation and any subsidiary corporation thereof) may not exceed $100,000.

5.       Option Price.

     (a) The purchase price per share of the Common Stock covered by each Option shall be established by the Board of Directors, but, in no event shall it be less than the fair market value of a share of the Common Stock on the date the Option is granted with respect to an ISO or 75% of the fair market value on the date the option is granted with respect to Options other than ISOs. If, at the time an Option is granted, the Common Stock is publicly traded such fair market value shall be the closing price (or the mean of the latest bid and asked prices) of a share of Common Stock on such date as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board of Directors) for the over-the-counter market or for any national securities exchange or other securities market which at the time the Common Stock is included in the stock price quotations of such publication. If, at the time an Option is granted, the Common Stock is not publicly traded, the Board of Directors shall make a good faith attempt to determine such fair market value.

         (b) In the case of an employee who at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the employer corporation or of its parent or a subsidiary corporation thereof (a "10% Holder"), the purchase price of the Common Stock covered by an ISO shall in no event be less than 110% of the fair market value of the Common Stock at the time the ISO is granted.

6.       Terms of Options.

     The term of each Option shall be fixed by the Board of Directors, but in no event shall it be less than 1 year or more than 10 years from the date of grant, subject to earlier termination as provided in Paragraphs 9 and 10. The term of an ISO granted to a 10% Holder shall be no more than 5 years from the date of grant.

7.       Exercise of Options.

     (a) Subject to the provisions of the Stock Option Plan, an Option granted to an employee under the Stock Option Plan shall become fully exercisable at the earlier of (A) employee's actual retirement date, unless such retirement is without the consent of the Board of Directors and is prior to the employee's normal retirement date as determined under any qualified retirement plan maintained by the Corporation at such time or, if no such plan is then in effect, age 65 (but in no event prior to the first anniversary of the date of grant), or (B) at such time or times as the Board of Directors in its sole discretion shall determine at the time of the granting of the Option, except that in no event shall any such Option be exercisable earlier than one year or later than 10 years after this grant. Notwithstanding anything in this Stock Option Plan to the contrary, NQSOs may be exercised in such manner and at such time or times as the Board of Directors in its sole discretion shall determine, except that in no event shall any such Option be exercisable earlier than one year or later than 10 years after this grant.

     (b) An Option may be exercised as to any or all full shares of Common Stock as to which the Option is then exercisable.

     (c) The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided that, if permitted by the related Option Agreement or by the Board of Directors, the purchase price may be paid, in whole or in part, by surrender or delivery to the Corporation of securities of the Corporation having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid. Fair market value shall be determined as provided in Paragraph 5 for the determination of such value on the date of the grant.

     (d) Except as provided in Paragraphs 9 and 10, no Option may be exercised unless the original grantee thereof is then an Eligible Individual, and unless the original grantee has remained in the continuous employ, or been a director, officer, consultant, adviser, agent or independent representative of the Corporation or any such subsidiary corporation or any combination thereof for one year from the date of its grant.

     (e) The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.

     (f) Notwithstanding any other provision of this Stock Option Plan, the Corporation shall not be required to issue or deliver any share of stock upon the exercise of an Option prior to the admission of such share to listing on any stock exchange or automated quotation system on which the Corporation's Common Stock may then be listed.

8.       Nontransferability of Options.

     No Options granted under the Stock Option Plan shall be transferable other than by will or by the laws of descent and distribution, except that NQSOs may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of a grantee while such grantee is entitled to exercise the Options, subject to restrictions on transfer imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Stock Option Plan and the Options, as the case may be ("Permitted Transferee"). Options may be exercised, during the lifetime of the holder, only by the holder, or by his guardian or legal representative.


9.       Termination of Relationship to the Corporation.

     (a) In the event that any original grantee shall cease to be an Eligible Individual of the Corporation (or any subsidiary thereof), except as set forth in Paragraph 10, such Option may (subject to the provisions of the Stock Option
Plan) be exercised (to the extent that the original grantee was entitled to exercise such Option at the termination of his employment or service as a director, officer, consultant, adviser, agent or independent representative, as the case may be) at any time within 90 days after such termination, but not more than 10 years (five years in the case of a 10% Holder) after the date on which such Option was granted or the expiration of the Option, if earlier. Notwithstanding the foregoing, if the position of an original grantee shall be terminated by the Corporation or any subsidiary thereof for cause or if the original grantee terminates his employment or position voluntarily and without the consent of the Corporation or any subsidiary corporation thereof, as the case may be (which consent shall be presumed in the case of normal retirement), the Options granted to such person, whether held by such person or by a Permitted Transferee, shall, to the extent not theretofore exercised, forthwith terminate immediately upon such termination. The holder of any ISO may not exercise such Option unless at all times during the period beginning with the date of grant of the ISO and ending on the day 90 days before the date of exercise he is an employee of the Corporation granting such Option, a subsidiary thereof, or a corporation or a subsidiary corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies.

     (b) Other than as provided in Paragraph 9(a), Options granted under the Stock Option Plan shall not be affected by any change of duties or position so long as the holder remains an Eligible Individual.

     (c) Any Option Agreement may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment or other position or relationship terminates for purposes of the Stock Option Plan and the effect of leaves of absence, which provisions may vary from one another.

     (d) Nothing in the Stock Option Plan or in any Option granted pursuant to the Stock Option Plan shall confer upon any Eligible Individual or other person any right to continue in the employ of the Corporation or any subsidiary corporation thereof (or the right to be retained by, or have any continued relationship with the Corporation or any subsidiary corporation thereof), or affect the right of the Corporation or any such subsidiary corporation, as the case me be, to terminate his employment, retention or relationship at any time. The grant of any Option pursuant to the Stock Option Plan shall be entirely in the discretion of the Board of Directors and nothing in the Stock Option Plan shall be construed to confer on any Eligible Individual any right to received any Option under the Stock Option Plan.

10.      Death or Disability of Holder.

         (a) If a person to whom an Option has been granted under the Stock Option Plan shall die (and the conditions in subparagraph (b) below are met) or become permanently and totally disabled (as such term is defined below) while serving as an Eligible Individual and if the Option was otherwise exercisable immediately prior to the happening of such event then the period for exercise provided in Paragraph 9 shall be extended to six months after the date of death of the original grantee, or in the case of the permanent and total disability of the original grantee, to six months after the date of permanent and total disability of the original grantee, but, in either case, not more than 10 years (five years in the case of a 10% Holder) after the date such Option was granted, or the expiration of the Option, if earlier, as shall be prescribed in the original grantee's Option Agreements an Option may be exercised as set forth herein in the event of the original grantee's death, by a Permitted Transferee or by the person or persons to whom the holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators; or in the event of the original grantee's permanent and total disability, by the holder or his guardian.

     (b) In the case of death of a person to whom an Option was originally granted, the provisions of subparagraph (a) apply if such person dies (i) while in the employ of the Corporation or a subsidiary corporation thereof or while serving as an Eligible Individual of the Corporation or a subsidiary corporation thereof or (ii) within ninety days after the termination of such position other than termination for cause, or voluntarily on the original grantee's part and without the consent of the Corporation or a subsidiary corporation thereof, which consent shall be presumed in the case of normal retirement.

     (c) The term "permanent and total disability" as used above shall have the meaning set forth in Section 22(e)(3) of the Code.

11.      Adjustments upon Changes in Capitalization.

     Notwithstanding any other provision of the Stock Option Plan, each Agreement may contain such provisions as the Board of Directors shall determine to be appropriate for the adjustment of the number and class of shares of Common Stock covered by such Option, the Option prices and the number of shares of Common Stock as to which Options shall be exercisable at any time, in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, split-downs, reverse splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number of shares of Common Stock as to which Options may be granted under the Stock Option Plan to any Eligible Individual shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive. In the event of (i) the dissolution, liquidation, merger or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation, or (ii) the disposition by the Corporation of substantially all of the assets or stock of a subsidiary of which the original grantee is then an employee, officer or director, consultant, adviser, agent or independent representative or (iii) a change in control (as hereinafter defined) of the Corporation has occurred or is about to occur, then, if the Board of Directors shall so determine, each Option under the Stock Option Plan, if such event shall occur with respect to the Corporation, or each Option granted to an employee, officer, director, consultant, adviser, agent or independent representative of a subsidiary respecting which such event shall occur, shall (x) become immediately and fully exercisable or (y) terminate simultaneously with the happening of such event, and the Corporation shall pay the optionee in lieu thereof an amount equal to (a) the excess of the fair market value over the exercise price of one share on the date on which such event occurs, multiplied by (b) the number of shares subject to the Option, without regard to whether the Option is then otherwise exercisable.


12.      Effectiveness of the Stock Option Plan.

     Options may be granted under the Stock Option Plan, subject to its authorization and adoption by stockholders of the Corporation, at any time or from time to time after its adoption by the Board of Directors, but no Option shall be exercised under the Stock Option Plan until the Stock Option Plan shall have been authorized and adopted by a majority of the votes properly cast thereon at a meeting of stockholders of the Corporation duly called and held within 12 months from the date of adoption of the Stock Option Plan by the Board of Directors. If so adopted, the Stock Option Plan shall become effective as of February ___, 1994, the date of its adoption by the Board of Directors. The exercise of the Options shall also be expressly subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933, as amended (the "Act") shall be effective, or other provision satisfactory to the Board of Directors shall have been made without violation of such Act, and such other qualification under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable shall have been effected. If the shares of Common Stock issuable upon exercise of an Option are not registered under such Act, and if the Board of Directors shall deem it advisable, the Optionee may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Stock Option Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such Optionee will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof and (iii) that the holder accepts such restrictions on transfer of such shares, including, without limitation, the affixing to any certificate representing such shares of an appropriate legend restricting transfer as the Corporation may reasonably impose.

13.      Termination and Amendment of the Stock Option Plan.

         The Board of Directors of the Corporation may, at any time prior to the termination of the Stock Option Plan, suspend, terminate, modify or amend the Stock Option Plan; provided that any increase in the aggregate number of shares of Common Stock reserved for issue upon the exercise of Options, any increase in the maximum number of shares of Common Stock for which Options may be granted to any Eligible Individual during any period, any reduction in the purchase price of the Common Stock covered by any Option, any extension of the period during which Options may be granted or exercised, or any material modification in the requirements as to eligibility for participation in the Stock Option Plan, shall be subject to the approval of stockholders in the manner provided in Paragraph 12, except that any such increase, reduction or change that may result from adjustments authorized by Paragraph 11 or adjustments based on revisions to the Code or regulations promulgated thereunder (to the extent permitted by such authorities) shall not require such approval. No suspension, termination, modification or amendment of the Stock Option Plan may, without the express written consent of the Eligible Individual (or his Permitted Transferee) to whom an Option shall theretofore have been granted, adversely affect the rights of such Eligible Individual (or his Permitted Transferee) under such Option.

14.      Financing for Investment in Stock of the Corporation.

     The Board of Directors may cause the Corporation or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks which loans may be secured in whole or in part by assets of the Corporation or any subsidiary, to any Eligible Individual under the Stock Option Plan as an incentive to the optionee becoming a new employee of the Corporation, who shall have been so employed or so served for a period of at least six months at the end of the fiscal year ended immediately prior to arranging such financing; but the Board of Directors may, in any specific case, authorize financing for an Eligible Individual who shall not have served for such a period. Such financing shall be for the purpose of providing funds for the purchase by the Eligible Individual of shares of Common Stock pursuant to the exercise of an Option and/or for payment of taxes incurred in connection with such exercise, and/or for the purpose of otherwise purchasing or carrying a stock investment in the Corporation. The maximum amount of liability incurred by the Corporation and its subsidiaries in connection with all such financing outstanding shall be determined from time to time in the discretion of the Board of Directors. Each loan shall bear interest at a rate not less than that provided by the Code and other applicable law, rules, and regulations in order to avoid the imputation of interest at a higher rate. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board of Directors that such financing may reasonably be expected to benefit the Corporation, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and By-laws of the Corporation or such subsidiary, and applicable laws.

     If any such financing is authorized by the Board of Directors, such financing shall be administered by the Board of Directors.

15.      Severability.

     In the event that any one or more provisions of the Stock Option Plan or any Agreement, or any action taken pursuant to the Stock Option Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Stock Option Plan or of such or any other Agreement but in such particular jurisdiction and instance the Stock Option Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

16.      Applicable Law.

     The Stock Option Plan shall be governed and interpreted, construed and applied in accordance with the laws of the State of Delaware.

17.      Withholding.

     A holder shall, upon notification of the amount due and prior to or concurrently with delivery to such holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable federal, state, local or other tax requirements.

18.      Miscellaneous.

     (1) The terms "parent," "subsidiary" and "subsidiary corporation" shall have the meanings set forth in Sections 424 (e) and (f) of the Code, respectively.

     (2) There term "disinterested person" shall mean a person who is not at the time he exercises discretion in administering the Stock Option Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Stock Option Plan or any other plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock or stock options of the Corporation or any of its affiliates.

     (3) The term "terminated for cause" shall mean termination by the Corporation (or a subsidiary thereof) of the employment of or other relationship with, the original grantee by reason of the grantee's (i) willful refusal to perform his obligations to the Corporation (or a subsidiary thereof), or (ii) willful misconduct, contrary to the interests of the Corporation (or a subsidiary thereof), or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for cause has occurred, the Board of Directors may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

     (4) The term "change in control" shall mean an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement distributed by the Corporation pursuant to
Section 14 of the  Securities  Exchange  Act of 1934 in response to item 6(e) of
Schedule 14A promulgated thereunder, or any substitute provision which may hereafter be promulgated thereunder or otherwise adopted. The determination whether and when a change in control has occurred or is about to occur shall be made by the Board of Directors in office immediately prior to the occurrence of the event or series of events constituting such change in control.

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